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CUSIP NO. 743832107                                           PAGE 6 OF 7 PAGES
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                                                                    EXHIBIT 99.1

                          AGREEMENT AS TO STOCK OPTIONS


     This Agreement, dated as of June 18, 1996, is between Richard E. Field ("Field") and Arthur J. Ivey ("Ivey").

     Reference is made to a Field Stock Option Agreement (the "Option Agreement") of even date herewith between Provident American Corporation ("PAMCO") and Field.

     In consideration of Ten ($l0) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Field hereby agrees to convey one-half of all of his rights under the Option Agreement to Ivey and, in connection therewith, agrees to forward to PAMCO a notification letter in the form of EXHIBIT A hereto.

     Signed under seal as of the date first above written.



                                            /s/ Richard E. Field
                                            -----------------------------------
                                            Richard E. Field



                                            /s/ Arthur J. Ivey
                                            -----------------------------------
                                            Arthur J. Ivey


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CUSIP NO. 743832107                                           PAGE 7 OF 7 PAGES
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                                                                     EXHIBIT "A"



                                                           June __, 1996

Provident American Corporation
2500 DeKalb Pike
P.O. Box 511
Norristown, PA 19404-0511

Ladies and Gentlemen:

     Reference is made to a Stock Option Agreement dated as of January 1, 1996 between you and the undersigned. Pursuant to an agreement between the undersigned and Arthur J. Ivey, the undersigned has assigned to Mr. Ivey one-half of the undersigned's right, title, and interest in and to the Stock Option Agreement. Enclosed is the Stock Option Agreement together with a duly executed assignment. It is requested that two new stock option agreements be issued one to Mr. Ivey, and one to the undersigned to reflect this assignment. This request is irrevocable.

                                         Very truly yours,



                                         Richard E. Field

REF:

Enclosure